EXHIBIT
4.01                                           Form of Class A Stock Certificate


                              CLASS A COMMON STOCK

                             IEG ENERGY GROUP, INC.
                                NUMBER OF SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AUTHORIZED CLASS A COMMON STOCK, 99,900,000 SHARES, $.0001 PAR VALUE


THIS CERTIFIES THAT ___________________
Is the recordholder of  ________________

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF $.0001 PAR VALUE EACH OF

                                         IEG ENERGY GROUP, INC.

Dated:



_______________                          __________________
SECRETARY                                  PRESIDENT



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